Northrim BanCorp, Inc. Exhibit 99.1

Contact:	Joe Schierhorn, Chief Financial Officer (907) 261-3308

NEWS RELEASE

Northrim BanCorp Declares 5% Stock Dividend

ANCHORAGE, AK—September 20, 2007—Northrim BanCorp, Inc. (NASDAQ: NRIM) today reported its Board of Directors approved a 5% stock dividend to be distributed on October 5, 2007, to shareholders of record as of the close of business on September 21, 2007.

Shareholders will receive five additional shares of common stock for every 100 shares currently owned.  A cash payment will be made in lieu of fractional shares.  Northrim BanCorp, Inc. currently has 6,016,539 shares outstanding, and will have approximately 6,317,000 shares outstanding after payment of the stock dividend.

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, a commercial bank that provides personal and business banking services through locations in Anchorage, Eagle River, Wasilla, and Fairbanks, Alaska, and an asset based lending division in Washington. The bank differentiates itself with a “Customer First Service” philosophy. Affiliated companies include Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

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